CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

      We consent to the incorporation by reference in the Registration Statement [Form S-3 No. 333-68899] and in Amendment No. 1 to the Registration Statement [Form S-3 No. 333-6131] and related Prospectus of Cover-All Technologies, Inc. and subsidiaries for the registration of 2,500,000 and of 6,591,528 shares, respectively, of its common stock of our report dated March 20, 2000, with respect to the 1999, 1998 and 1997 consolidated financial statements and schedule of Cover-All Technologies, Inc. and subsidiaries included in its Annual Report [Form 10-K] for the year ended December 31, 1999.

      We also consent to the incorporation by reference in the Registration Statement [Form S-8 No. 333-44119] pertaining to the 1995 Employee Stock Option Plan, in the Registration Statement [Form S-8 No. 33-18243] pertaining to the 1982 Incentive Stock Option Plan and in the Registration Statement [Form S-8 No. 33-44270] pertaining to the 1991 Key Employee Stock Option Plan, the 1988 Non-Employee Director Stock Option Plan and certain Non-Qualified Stock Option Contracts, and in the related Prospectus of Cover-All Technologies, Inc. and subsidiaries of our report dated March 20, 2000, with respect to the 1999, 1998 and 1997 consolidated financial statements and schedule of Cover-All Technologies, Inc. and subsidiaries included in its Annual Report [Form 10-K] for the year ended December 31, 1999.


                                        MOORE STEPHENS, P. C.
                                        Certified Public Accountants.

Cranford, New Jersey
April 14, 2000